Exhibit 99.1

                                                             GENUITY

Media Contacts:                                Investor Relations Contacts:
Susan Kraus, 781-865-3511                      Arleen Llerandi, 781-865-3544
John Vincenzo, 781-865-5468

                                                           September 12, 2002


                  Genuity Continues Discussions with Lenders on

                    Restructuring Genuity's Credit Facilities

WOBURN, Mass. - Genuity Inc. today announced that the company and its lenders are continuing their negotiations on restructuring Genuity's debt, and they have agreed to an additional 30-day extension, or "standstill," to provide the parties with an opportunity to finalize their discussions. As part of the standstill agreement, Genuity will make a payment of $25 million to the global consortium of banks that provided the company with a $2 billion line of credit.
         Today's extension follows a 30-day standstill that the three parties announced on August 13, 2002, as they began negotiating the terms of a mutually satisfactory arrangement. The company said that the standstill was agreed to by all banks that provided the $723 million funding that was recently received by Genuity under its $2 billion line of credit, and Verizon Communications Inc., which previously loaned Genuity $1.15 billion.
         "We hope to enter into agreements with our lenders as quickly as possible, and the extension reflects the value our lenders see in these discussions," said Paul R. Gudonis, Genuity chairman and CEO.
         Genuity is not requesting additional funds from its lenders.
         The banks and Verizon entered into the standstill agreements following Verizon's decision on July 24, 2002 to relinquish its option to acquire a controlling interest in Genuity. This action resulted in an event of default for Genuity under its credit facility with Verizon and its credit facility with the banks.
         In addition to the standstill agreement, Genuity today announced that it has been notified by NASDAQ that, for the last 30 consecutive trading days, the company's Class A common stock had not satisfied the minimum $3.00 per share listing requirement, and that it has not maintained a minimum market value of publicly held shares of $15 million for continued inclusion under NASDAQ Marketplace Rules. As a result, Genuity will have until December 5, 2002 to regain compliance and maintain its listing on the NASDAQ National Market.

About Genuity
Genuity is a leading provider of enterprise IP networking services. The company combines its Tier 1 network with a full portfolio of managed Internet services, including dedicated and broadband access, Internet security, Voice over IP
(VoIP), and Web hosting to provide converged voice and data solutions. With annual revenues of more than $1 billion, Genuity (NASDAQ: GENU and NM: Genuity A-RegS 144) is a global company with offices and operations throughout the U.S., Europe, Asia and Latin America. Additional information about Genuity can be found at www.genuity.com.

                           Forward-Looking Statements

This announcement contains forward-looking statements. For each of these statements, Genuity Inc. claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. If future events and actual performance differ materially from Genuity's assumptions, actual results could vary significantly from the performance projected in these forward-looking statements.
         These forward-looking statements are based on the company's current knowledge, beliefs, expectations and specific assumptions with respect to future business decisions. Accordingly, the statements are subject to significant risks, contingencies and uncertainties that could cause actual operating results, performance or business prospects to differ materially from those expressed in, or implied by, these statements. These risks, contingencies and uncertainties include, but are not limited to: the company's ability to satisfy its financial needs or operational obligations as they become due; expectations as to the company's future revenue, margins, expenses and capital requirements; the company's ability to develop and maintain a successful relationship with significant customers; the company's ability to successfully reduce its cost structure; volatility of the market for certain products; and expansion decisions relating to our capacity and network infrastructure. The company also faces uncertainty concerning the effect of Verizon's decision to relinquish its option to acquire a controlling interest in the company and concerning the outcome of discussions with our lenders regarding the default under our credit agreement arising from Verizon's decision to relinquish its option.
         For a more detailed discussion of the risks and uncertainties of Genuity's business, please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2001 and the Quarterly Report for the period ended June 30, 2002 as filed with the Securities and Exchange Commission, which discuss in greater detail the important factors that could cause actual results to differ materially.
         The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Further disclosures that the company makes on related subjects in its additional filings with the Securities and Exchange Commission should be consulted.

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